                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              SHELBY WILLIAMS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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

                       SHELBY WILLIAMS INDUSTRIES, INC.
     [LOGO]                 11-111 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

To the Stockholders of
SHELBY WILLIAMS INDUSTRIES, INC.

  You are hereby notified that the Annual Meeting of Stockholders of SHELBY WILLIAMS INDUSTRIES, INC. will be held at the offices of said Company, 11-111 Merchandise Mart, Chicago, Illinois, on Tuesday, May 5, 1998 at 9:30 A.M. for the following purposes:

        1. Electing a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

        2. Considering and acting upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998; and

        3. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 11, 1998 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at said meeting. A list of stockholders will be open for examination during ordinary business hours by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors

                                           Walter Roth, Secretary

March 23, 1998

                                PROXY STATEMENT
                                 -------------

                        SHELBY WILLIAMS INDUSTRIES, INC.
                            11-111 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                                 --------------

  The enclosed proxy is solicited by the Board of Directors of Shelby Williams Industries, Inc. (the "Company") for the Company's annual meeting of stockholders to be held May 5, 1998. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors, and FOR the proposal to ratify the selection of independent auditors, in each case as described below. Any proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company, either prior to the meeting (at the above address) or at the meeting if you attend personally. A later dated proxy will revoke a prior dated proxy.

  Only holders of the Company's 9,353,517 outstanding shares of Common Stock of record at the close of business on March 11, 1998 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon. Abstentions will be treated as shares present and entitled to vote but as not voted for purposes of determining the approval of any matters submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be March 23, 1998.

                             ELECTION OF DIRECTORS

  At the meeting, a Board of seven directors is to be elected by plurality vote. All of the nominees named below except Robert E. Lowe are presently directors of the Company. Robert L. Haag and Herbert L. Roth, currently directors of the Company, are not standing for reelection as directors. If any vacancy in the list of nominees should occur for any reason (no reason being presently known), discretionary authority is solicited to vote for the election of other persons. The term of office of the directors to be elected will be until the next annual meeting of stockholders (presently expected to be held May 4, 1999) and until their respective successors are elected and qualified, and the Company has no reason to believe that the nominees named will not be available for election as directors for their prescribed terms.

  The following table sets forth information with respect to each nominee for director according to information furnished the Company by such nominee.

          NAME, AGE AND
       POSITIONS PRESENTLY                             PRINCIPAL OCCUPATIONS                        DIRECTOR OF
        HELD WITH COMPANY                             DURING PAST FIVE YEARS                       COMPANY SINCE
---------------------------------  -------------------------------------------------------------  ---------------
Robert P. Coulter, 55 ...........  President and Chief Operating Officer of the Company since
  President; Chief Operating         May, 1990; prior thereto President and Treasurer
  Officer                                                                                              1978

William B. Kaplan, 57............  Chairman and CEO of Senior Lifestyle Corporation (development
                                     and management of housing for the elderly)                        1992

          NAME, AGE AND
       POSITIONS PRESENTLY                             PRINCIPAL OCCUPATIONS                        DIRECTOR OF
        HELD WITH COMPANY                             DURING PAST FIVE YEARS                       COMPANY SINCE
---------------------------------  -------------------------------------------------------------  ---------------
Robert E. Lowe, 43...............  Vice President, Corporate Development, Kraft Foods, Inc.
                                     (food manufacturer) from December, 1996 to date; prior
                                     thereto Category Business Director for Kraft's Jello
                                     trademark from December, 1994 to December, 1996; and
                                     Director of New Business for Kraft's Post Cereals from 1991  Not presently a
                                     to December, 1994                                               director

Douglas A. Parker, 40............  President of Hospitality Worldwide Services, Inc. (serves the interior requirements for the hospitality industry) since
                                     January, 1997, and President and CEO during the past five
                                     years of Leonard Parker Company, Inc. (contract purchasing agents for the hospitality industry), which became a
                                     subsidiary of Hospitality Worldwide Services, Inc. in
                                     January, 1997                                                     1996

Manfred Steinfeld, 73 ...........  Chairman of Executive Committee since January, 1996; Chairman
  Chairman of the Executive          of the Board prior to January, 1996; Chief Executive
  Committee                          Officer of the Company prior to May, 1991                         1976

Paul N. Steinfeld, 43 ...........  Chief Executive Officer of the Company since May, 1991;
  Chairman of the Board; Chief       Chairman of the Board since January, 1996; prior thereto
  Executive Officer                  Vice Chairman of the Board; Chief Administrative Officer of
                                     the Company prior to May, 1991                                    1980

Trisha Wilson, 50................  President of Wilson & Associates, Inc. (interior
                                     architectural hospitality design)                                 1993

  Manfred Steinfeld is also a director of Amalgamated Trust & Savings Bank. Douglas A. Parker is also a director of Hospitality Worldwide Services, Inc. Herbert L. Roth is also a director of Corcom, Inc. Manfred Steinfeld is the father of Paul N. Steinfeld; there is no other family relationship between any director or executive officer of the Company. Herbert L. Roth is the brother of Walter Roth, who is Secretary of the Company and a partner of the law firm of D'Ancona & Pflaum. The Company retained said firm as legal counsel during the last fiscal year and such retainer is continuing during the current fiscal year.

  In 1997, non-employee directors were paid an annual retainer at the rate of $16,000, together with a fee of $500 for each committee meeting attended.

  The Company had in effect a 1995 Directors' Stock Option Plan (the "1995 Directors' Plan") which provided that on January 18 of each of the years 1995, 1996 and 1997, each director of the Company who is not a full-time employee of the Company receives an option for 4,000 shares of the Company's Common Stock with an exercise price of 100% of fair market value on the applicable date of grant. Options become fully exercisable six months after date of grant and expire five years from date of grant subject to earlier termination in certain circumstances in the event of termination as a director. There have been no option exercises. Option grants of 4,000 shares each under the 1995 Directors' Plan were made to each of Robert L. Haag, William B. Kaplan, Douglas A. Parker, Herbert L. Roth and Trisha Wilson on January 18, 1997 at an option exercise price of $14.00 per share.

                         BENEFICIAL OWNERSHIP OF SHARES

  The following information is furnished as of March 1, 1998 (unless otherwise indicated) to indicate beneficial ownership of the Company's Common Stock by each director and nominee, by certain executive officers of the Company, and by all directors and executive officers as a group. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                                             AMOUNT
                                                                                          BENEFICIALLY
                               NAME OF BENEFICIAL OWNER                                       OWNED        PERCENT
---------------------------------------------------------------------------------------  ---------------  ----------
Directors and Nominees:
  Robert P. Coulter....................................................................        80,674(B)        (A)
  Robert L. Haag.......................................................................       142,688(C)        1.5%
  William B. Kaplan....................................................................        14,000(C)        (A)
  Robert E. Lowe.......................................................................         1,000           (A)
  Douglas A. Parker....................................................................         5,000(D)        (A)
  Herbert L. Roth......................................................................        23,999(C)        (A)
  Manfred Steinfeld....................................................................     1,074,829(E)       11.5%
  Paul N. Steinfeld....................................................................       630,666(F)        6.7%
  Trisha Wilson........................................................................        13,500(C)        (A)
Certain executive officers:
  Peter W. Barile......................................................................        74,674(G)        (A)
  Sam Ferrell..........................................................................        21,232(H)        (A)
All directors and executive officers as a group........................................     2,081,261(I)       22.1%

---------

(A) Less than 1%.

(B) Includes 45,503 shares owned by Mr. Coulter's wife, as to which he disclaims beneficial ownership. Also includes 1,666 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Coulter.

(C) Includes 12,000 stock options deemed exercised solely for the purpose of showing total shares owned by such person.

(D) Includes 4,000 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Parker.

(E) Includes 488 shares owned by The Steinfeld Foundation, an Illinois not-for-profit corporation of which Mr. Steinfeld is an officer and Mr. Steinfeld and his wife are two of three directors; Mr. Steinfeld disclaims beneficial ownership of such shares. Also includes 48,641 shares held by Manfred Steinfeld, Paul N. Steinfeld, Robert P. Coulter and Sam Ferrell as trustees of the Company's Employee Stock Ownership Plan; Mr. Steinfeld disclaims beneficial ownership of such shares. (The shares held by the trustees of said plan are not included in share figures for Paul N. Steinfeld, Robert P. Coulter or Sam Ferrell in order to avoid duplication.) Also includes (i) 300,000 shares owned by The Fern and Manfred Steinfeld Charitable Remainder Trust UTA 10/17/95 (the "CRT"), of which Mr. Steinfeld is settlor and a trustee with sole power as trustee to vote and dispose of said shares (Mr. Steinfeld's wife is the other trustee of the CRT); and (ii) 725,700 shares owned by the Manfred Steinfeld Irrevocable Trust UTA 9/5/97 (the "Living Trust"). Paul N. Steinfeld is trustee of the Living Trust but does not possess voting or investment power with respect to shares of the Company's Common Stock held by the Living Trust; Manfred Steinfeld is settlor of the Living Trust, and the Living Trust provides that, individually (and not in a fiduciary capacity), Manfred Steinfeld shall have the sole power with respect to any action or inaction concerning such shares, including but not limited to voting powers with respect to such shares and investment power, including the power to retain or dispose or direct the disposition of such shares.

(F) Includes 5,665 stock options deemed exercised solely for the purpose of showing total shares owned by Paul N. Steinfeld. Excludes shares held by The Steinfeld Foundation, of which Paul N. Steinfeld is one of three directors and disclaims beneficial ownership. See Note (E).

(G) Includes 3,856 shares held by Mr. Barile as custodian for his child, as to which he disclaims beneficial ownership. Also includes 4,333 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Barile.

(H) Includes 1,333 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Ferrell.

(I)  See matters covered by the foregoing notes.

  The following information is furnished as of March 1, 1998 (unless otherwise indicated) with respect to the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                                              AMOUNT
                                                                                           BENEFICIALLY
                          NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED        PERCENT
----------------------------------------------------------------------------------------  --------------  ----------
Manfred Steinfeld ......................................................................     1,074,829(1)      11.5%
  11-111 Merchandise Mart
  Chicago, IL 60654

Paul N. Steinfeld ......................................................................       630,665(1)       6.7%
  150 Shelby Williams Drive
  Morristown, TN 37813

David L. Babson and Company ............................................................       827,100(2)       8.8%
  Incorporated ("Babson")
  One Memorial Drive
  Cambridge, MA 02142

Brinson Partners, Inc. ("BPI") .........................................................       559,800(3)       6.0%
  209 South LaSalle Street
  Chicago, IL 60604

FMR Corp. ("FMR") ......................................................................       478,200(4)       5.1%
  82 Devonshire Street
  Boston, MA 02109

---------

(1) See notes to preceding table.

(2) Schedule 13G dated January 19, 1998, states that Babson in its capacity as investment adviser may be deemed the beneficial owner of these shares which are owned by numerous investment counseling clients.

(3) Schedule 13G dated February 11, 1998 states that BPI has shared voting and dispositive power with Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA"), and Swiss Bank Corporation ("SBC"). The address of BHI is the same as BPI. The address of SBCUSA is 222 Broadway, New York, NY 10038; and the address of SBC is Aeschenplatz 6 CH-4002, Basel, Switzerland.

(4) Schedule 13G dated February 14, 1998 states that FMR has no voting power and sole dispositive power of 478,200 shares at December 31, 1997; that Fidelity Low-Priced Stock Fund has an interest in said shares; and that Fidelity Management & Research Company, a wholly owned subsidiary of FMR, is the beneficial owner of said shares as a result of acting as investment adviser to various investment companies.

                             EXECUTIVE COMPENSATION

  There is shown below certain information concerning the compensation of those persons who at December 31, 1997 were the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 -------------
                                                                                    AWARDS
                                                                                 -------------
                                                         ANNUAL COMPENSATION(1)   SECURITIES
                                                         ----------------------   UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL POSITION             YEAR     SALARY($)  BONUS($)(2)   OPTIONS(#)    COMPENSATION($)(3)
--------------------------------------------  ---------  ---------  -----------  -------------  -------------------
Paul N. Steinfeld...........................       1997    280,000     107,500         5,000               975
 Chairman of the Board;                            1996    250,000      71,250         4,000               820
 Chief Executive Officer                           1995    225,000      33,750         4,000               740

Robert P. Coulter...........................       1997    270,000     105,000         5,000               975
 President; Chief                                  1996    250,000      71,250         4,000               820
 Operating Officer                                 1995    225,000      33,750         4,000               740

Manfred Steinfeld...........................       1997    275,000     106,250        -0-               -0-
 Chairman of the Executive Committee               1996    250,000      85,500        -0-               -0-
                                                   1995    320,000      48,000        -0-               -0-

Peter W. Barile.............................       1997    130,000      51,250         4,000               975
 Executive Vice President                          1996    125,000      37,200         3,000               780
                                                   1995    123,000      18,450         3,000               620

Sam Ferrell.................................       1997    130,000      51,250         4,000               960
 Vice President of Finance;                        1996    125,000      36,750         3,000               780
 Chief Financial Officer                           1995    120,000      18,000         3,000               740

---------

(1) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table. The amount of pension payments to Manfred Steinfeld (see below) is also not included in the above table.

(2) The above table includes one-half of the bonuses for 1997. The remaining one-half will be paid in January, 1999, subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment. At December 31, 1997, an aggregate of $271,250 was accrued for such payments to the persons in the above table.

(3) Dollar amounts shown are allocations under the Company's ESOP described below. The ESOP purchases were allocated to Company stock as follows for the years 1997, 1996 and 1995: Paul N. Steinfeld, 71 shares, 62 shares and 85 shares; Mr. Coulter, 71 shares, 65 shares and 85 shares; Mr. Barile, 71 shares, 62 shares and 70 shares; and Mr. Ferrell, 70 shares, 62 shares and 85 shares. Under mandatory requirements based on age, Manfred Steinfeld's interest in the ESOP was distributed to him in 1995.

  All of the Company's executive officers are eligible to participate in a Senior Management Incentive Plan. The plan each year is based on achieving certain earnings per share objectives for the year, subject to adjustments for certain factors. Certain percentage bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1998, bonuses of 50% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment.

  The Company maintains a pension plan covering all salaried and commissioned employees of the Company and those subsidiaries expressly included under the terms of the plan. The Company intends to accrue and fund amounts sufficient to cover normal costs. Each employee who is at least age 21 becomes a participant in the plan after completing 1,000 hours of service during a relevant 12 month period. A participant's benefits are fully vested after five years of service. Benefits are equal to the sum of (i) 2.0% for each pension service year prior to January 1, 1996, times final average annual compensation; plus (ii) 1.5% for each pension service year after December 31, 1995, times final average annual compensation; plus (iii) 1.25% for each pension service year, times final excess compensation (based on social security taxable wage base). Plan benefits are not subject to off-set for social security or other non-plan benefits. No benefits are payable until after five years of participation in the plan. At January 1, 1998 each of the persons named in the summary compensation table above, except Manfred Steinfeld, had been credited with eleven and one-half years of pension service. Under mandatory requirements based on age, Manfred Steinfeld began, in 1995, receiving his annual pension of $88,560.

  The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65 (after five years of pension service). Reduced benefits are paid at early retirement after age 55.

                                                                       YEARS OF PENSION SERVICE*
                                                         -----------------------------------------------------
RENUMERATION                                                 5         10         15         20        25**
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
$100,000...............................................  $   9,925  $  19,850  $  29,775  $  39,700  $  49,625
 110,000...............................................     11,300     22,600     33,900     45,200     56,500
 120,000...............................................     12,675     25,350     38,025     50,700     63,375
 130,000...............................................     14,050     28,100     42,150     56,200     70,250
 140,000...............................................     15,425     30,850     46,275     61,700     77,125
 150,000...............................................     16,800     33,600     50,400     67,200     84,000
 160,000**.............................................     18,175     36,350     54,525     72,700     90,875

---------

 * In 1995, the benefits based on final average compensation were changed from 2% to 1.5% for each pension service year on or after January 1, 1996. This change cannot deprive a participant of benefits that were accrued prior to January 1, 1996; therefore, the prospective effect of the change will vary from participant to participant. The preceding table sets out the constant values that would be applicable to a participant who has always been subject to the lower formula. As of December 31, 1997, the annual accrued benefit under the plan for each of the executive officers named in the summary compensation table was as follows: Paul N. Steinfeld, $46,750; Robert P. Coulter, $51,710; Manfred Steinfeld, $88,560; Peter W. Barile, $31,090; and Sam Ferrell, $29,260.

**  Maximum under the plan.

  The Company maintains an Employee Stock Ownership Plan ("ESOP"). Salaried and commissioned employees who are at least 21 years old and who completed at least 1,000 hours of service during a relevant 12 month period are eligible to participate in the ESOP. The Company is entitled to make contributions to the ESOP either in Company stock or in cash, for the purpose of purchasing Company stock. The amount of the Company's annual contribution is discretionary. For calendar year 1997, the Company contributed $69,000 to the ESOP.

  The amount that the Company contributes to the ESOP is allocated among the accounts of participants who are employed by the Company on the last day of the year in proportion to their relative compensation. A separate account is maintained on behalf of each participant to reflect the shares of Company stock that have been allocated to him or her. Upon termination of employment, participants are eligible to receive a distribution of the Company stock held in their accounts, if termination of employment occurs after the particular participant has been credited with five years of service or on account of death, disability or attainment of age 65.

                                 STOCK OPTIONS

  The Company has a stock option plan under which stock options are granted to key employees. All options are incentive stock options and are granted at 100% of the fair market value at the time of grant, except that options to Paul N. Steinfeld are granted at 110% of the fair market value at the time of grant. A person is not eligible to be granted an option at any time when he owns directly (and not by attribution) stock possessing more than 10% of the total combined voting power of the Common Stock of the Company. Thus Manfred Steinfeld is not eligible to receive options under the stock option plan.

  Shown below is information with respect to individual grants of stock options made during the last completed fiscal year to each of the executive officers named in the summary compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                      ----------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                       NUMBER OF                                                    RATES OF STOCK PRICE
                                      SECURITIES   % OF TOTAL OPTIONS    EXERCISE                 APPRECIATION FOR OPTION
                                      UNDERLYING       GRANTED TO        PRICE PER                          TERM
                                        OPTIONS    EMPLOYEES IN FISCAL     SHARE     EXPIRATION   ------------------------
NAME                                  GRANTED(#)          YEAR            ($/SH.)      DATE(1)       5%($)       10%($)
------------------------------------  -----------  -------------------  -----------  -----------  -----------  -----------
Paul N. Steinfeld...................       5,000              5.7            15.25      1/15/02       12,292       35,479
Robert P. Coulter...................       5,000              5.7            13.88      1/15/02       19,167       42,354
Manfred Steinfeld...................      -0-                 N/A              N/A          N/A          N/A          N/A
Peter W. Barile.....................       4,000              4.6            13.88      1/15/02       15,333       33,884
Sam Ferrell.........................       4,000              4.6            13.88      1/15/02       15,333       33,884

---------

(1) All options become exercisable in one-third increments 15 months, 30 months and 45 months after date of grant.

  Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                       NUMBER OF
                                                                         SHARES          VALUE OF
                                                                       UNDERLYING      UNEXERCISED
                                                                      UNEXERCISED      IN-THE-MONEY
                                                                       OPTIONS AT       OPTIONS AT
                                        SHARES                         FY-END(#)        FY-END($)
                                      ACQUIRED ON        VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                  EXERCISE(#)     REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
-----------------------------------  -------------   -------------   --------------   --------------
Paul N. Steinfeld..................        10,000          47,875     3,999/9,001     24,927/25,047
Robert P. Coulter..................      -0-             -0-          3,999/9,001     28,658/36,215
Manfred Steinfeld..................      -0-             -0-              -0-              -0-
Peter W. Barile....................      -0-             -0-          3,000/6,000     21,500/27,812
Sam Ferrell........................      -0-             -0-          3,000/6,000     21,500/27,812

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Manfred Steinfeld, who served as chairman of the executive compensation committee during the last completed fiscal year, was, during the fiscal year, an executive officer of the Company.

                      REPORT OF THE EXECUTIVE COMPENSATION
                          AND STOCK OPTION COMMITTEES

  This report of the Executive Compensation and Stock Option Committees shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following themes:

1.  Compensation should relate to the value created for stockholders.

2. Compensation programs should support the short and long-term strategic goals and objectives of the Company.

3. Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

4. Short and long-term compensation is critical in attracting and retaining well qualified executives and other employees.

5. Compensation should be based on individual contribution; however, amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

6. Compensation should be competitive without being at either the low or high ends of the ranges enumerated for similar positions elsewhere.

  The Company has a simple compensation program that consists of cash and equity based compensation. This program allows the Company to successfully attract and retain key employees, permits it to provide useful products and services to customers, enhance stockholder value, motivate innovation, foster teamwork, and adequately reward employees.

                            CASH-BASED COMPENSATION

SALARY

    The Company sets base salary for employees based upon the philosophy indicated above. Using these elements, the Executive Compensation Committee compares corresponding amounts paid by other companies selected because of the similarity of their businesses to that of the Company and/or to provide local market comparisons. These companies are not necessarily within the S&P Lodging-Hotels Index which has been used for purposes of comparison in the "Performance Graph." However, the committee believes these companies more accurately reflect the market in which the Company competes for executive talent.

SENIOR MANAGEMENT INCENTIVE PLAN

    The Company sets certain earnings per share objectives, subject to adjustments for certain factors. Bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1998, bonuses of 50% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment.

                           EQUITY-BASED COMPENSATION

STOCK OPTION PLAN

    This plan provides additional incentives to maximize stockholder value. The plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. All options become exercisable in one-third increments 15 months, 30 months and 45 months after the date of grant. The Company grants stock options to a broad-based population of senior and middle management employees. In determining the size of incentive awards to individual key employees, the Stock Option Committee considers a number of factors, including:

1.  Level of job responsibilities;

2.  Past performance;

3.  Size and frequency of grants by comparable companies;

4.  Salary level;

5. Corporate performance, as measured by various tests of profitability such as operating income, net income and earnings per share; and

6.  Size of any prior grants.

EXECUTIVE COMPENSATION COMMITTEE               STOCK OPTION COMMITTEE

Manfred Steinfeld, Chairman                    Herbert L. Roth, Chairman
Robert L. Haag                                 Robert L. Haag
Trisha Wilson

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock, for the five-year period shown, compared with the Standard & Poor's 500 Index and the Standard & Poor's Lodging-Hotels Index (fiscal years ending December 31), assuming $100 invested on January 1, 1993 in the Company's Common Stock and in each index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SHELBY WILLIAMS
           INDUSTRIES, INC.   S&P 500   S&P LODGING-HOTELS
1992                 $100.0     $100.0               $100.0
1993                 $143.5     $110.1               $186.3
1994                  $87.2     $111.5               $165.7
1995                 $125.2     $153.5               $195.9
1996                 $133.7     $188.7               $233.4
1997                 $183.6     $251.6               $326.5

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors has four standing committees: the executive committee, the audit committee, the executive compensation committee and the stock option committee. The executive committee is composed of Manfred Steinfeld (chairman), Paul N. Seinfeld and Robert P. Coulter. The audit committee is composed of Herbert L. Roth (chairman), William B. Kaplan and Douglas A. Parker. The members of the executive compensation and stock option committees are shown above at the end of their report. The function of the executive committee is to exercise the power and authority of the Board of Directors as may be necessary during intervals between meetings of the Board of Directors, subject to such limitations as are provided by law, the Company's By-laws or resolutions of the Board of Directors. The function of the audit committee is to review with the independent auditors of the Company the scope and adequacy of the audit of the Company's accounts to be made by such auditors and the accounting practices, procedures and policies of the Company. The function of the executive compensation committee is to examine and make recommendations to the Board as to the compensation to be paid to the executives of the Company. The function of the stock option committee is to grant options under and administer the Company's stock option plans and to have responsibility with respect to the determination and amount of any contribution to the Company's ESOP. The Company does not have a nominating committee.

  The Board of Directors met four times and the audit committee, the stock option committee and the executive compensation committee each met once during 1997. The executive committee did not meet formally in 1997. All directors attended at least 75% of the aggregate of such Board and committee meetings of which they were members.

                              CERTAIN TRANSACTIONS

  William B. Kaplan, a director of the Company, is chairman and CEO and 50% shareholder of Senior Lifestyle Corporation ("SLC"). Affiliates of SLC have selected and from time to time in the future may select the Company's products for purchase by building projects managed, but not owned, by such affiliates. Neither Mr. Kaplan, SLC nor such affiliates receive any compensation from the Company for such selections.

  Douglas A. Parker, a director of the Company, is president and CEO of Leonard Parker Company, Inc. ("LPC"). LPC purchased products from the Company for resale in the normal course of business in 1997 and such purchases are continuing in 1998. Net sales by the Company to LPC in 1997 amounted to approximately $7,133,000.

  Trisha Wilson, a director of the Company, has recommended or specified and from time to time in the future may recommend or specify the Company's products for projects in connection with which she or her company renders interior architectural hospitality design services. Neither Ms. Wilson nor her company receives any compensation from the Company for such recommendations or specifications.

              PROPOSAL TO RATIFY SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Ernst & Young LLP as independent auditors for the current fiscal year. Ernst & Young LLP served in this capacity for 1997.

  A representative of Ernst & Young LLP is expected to be present at the annual meeting and to be available to respond to any appropriate questions raised at the meeting and make a statement if he desires to do so.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than November 23, 1998.

                                    GENERAL

  The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.

  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment in the interest of the Company.

                                             Walter Roth
                                             SECRETARY

Dated: March 23, 1998

                        SHELBY WILLIAMS INDUSTRIES, INC.


                  ANNUAL MEETING OF STOCKHOLDERS - MAY 5, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The stockholder of SHELBY WILLIAMS INDUSTRIES, INC., signing the reverse side of this Proxy, hereby appoints PAUL N. STEINFELD, ROBERT P. COULTER and WALTER ROTH, each with full power of substitution, as attorneys and proxies to vote all shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Tuesday, May 5, 1998 at 9:30 a.m., at 11-111 Merchandise Mart, Chicago, Illinois, or at any adjournments thereof, with all powers the stockholder would possess if personally present, as indicated on the reverse side of this Proxy, and for the transaction of such other business as may properly come before said meeting or any adjournments thereof, all as set forth in the March 23, 1998 Proxy Statement for said meeting. A majority of the members of said proxy committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all powers of said proxy committee.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2 DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PERSONS.

------------------------------------------------------------------------------
            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                   PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

     PLEASE MARK VOTES
/X/  AS IN THIS EXAMPLE

                        --------------------------------
                        SHELBY WILLIAMS INDUSTRIES, INC.
                        --------------------------------

Mark box at right if an address change has been            / /
noted on the reverse side of this card.

RECORD DATE SHARES:

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


(1) Election of Directors.

    Robert P. Coulter, Williams B. Kaplan, Robert E. Lowe,
    Douglas A. Parker, Manfred Steinfeld, Paul N. Steinfeld,
    Trisha Wilson

        For all        Withheld from          For All
    / / Nominees   / / all Nominees       / / Except

  NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

(2) To ratify the selection of Ernst & Young LLP as independent auditors.

                  / / For      / / Against      / / Abstain


  Please sign name exactly as it appears on this Proxy. Joint owners should each sign. Fiduciaries should give full title. Corporations, partnerships or other entities should sign in the name of the entity by an authorized person.

Please be sure to sign and date this Proxy.

Date
--------------------------------------------

Stockholder sign here
--------------------------------------------

Co-owner sign here
--------------------------------------------

DETACH CARD                                                          DETACH CARD



                        SHELBY WILLIAMS INDUSTRIES, INC.


          Dear Stockholder,

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Sincerely,


          Shelby Williams Industries, Inc.